Vanderkam & Associates
                               1301 Travis, #1200
                               Houston, TX 77002
                                 (713) 547-8900
                               (713) 547-8910 fax


April 25, 2005


Skreem Entertainment Corporation


Gentlemen:


You have requested that I furnish you my legal opinion with respect to the legality of the following described securities of Skreem Entertainment Corporation (the "Company") covered by a Form SB-2 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission (File No. 333-111826 ) by the Company on April 25, 2005 for the purpose of registering such securities under the Securities Act of 1933:


1. 2,000,000 shares of common stock, $0.001 par value being offered by the Company and 23,107,856 shares of common stock, $0.001 par value, currently held by existing shareholders being registered by the Company (the "Offered Shares" or the "Registered Securities").


In connection with this opinion, I have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents, records and statutes as I deemed relevant in order to render this opinion. Based upon the foregoing, it is my opinion that the Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid, and non-assessable.


In giving the opinions expressed above, I advise that my opinions herein are with respect to federal laws of the United States of America and the law of the State of Delaware.


I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding my firm and the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


Very truly yours,

/s/ Vanderkam & Associates